                                                                    EXHIBIT 10.2
--------------------------------------------------------------------------------


                   TAX SHARING AND INDEMNIFICATION AGREEMENT

                          Dated as of March 27, 1998

                                 By and Among

                         MARRIOTT INTERNATIONAL, INC.
               (to be renamed "Sodexho Marriott Services, Inc.")

                             NEW MARRIOTT MI, INC.
                (to be renamed "Marriott International, Inc.")

                                      and

                             SODEXHO ALLIANCE S.A.



--------------------------------------------------------------------------------

                   TAX SHARING AND INDEMNIFICATION AGREEMENT
                   -----------------------------------------

          This TAX SHARING AND INDEMNIFICATION AGREEMENT (this "Agreement"), is entered into effective as of the Distribution Date (as hereinafter defined), by and among Marriott International, Inc., a Delaware corporation to be renamed Sodexho Marriott Services, Inc. ("Marriott"), New Marriott MI, Inc., a Delaware corporation and a wholly owned subsidiary of Marriott to be renamed Marriott International, Inc. ("Spinco"), and Sodexho Alliance, S.A., a societe anonyme organized under the laws of France ("Sodexho").

                                   RECITALS
                                   --------

          WHEREAS, Marriott, Marriott-ICC Merger Corp., a Delaware corporation and a wholly owned subsidiary of Marriott, Spinco, International Catering Corporation, a Delaware corporation and a wholly owned subsidiary of Sodexho ("ICC"), and Sodexho have entered into an Agreement and Plan of Merger dated as of September 30, 1997 (the "Merger Agreement");

          WHEREAS, Marriott and Spinco have entered into the Distribution Agreement dated as of September 30, 1997 (the "Distribution Agreement"); and

          WHEREAS, Marriott and Spinco wish to provide for the allocation of all responsibilities, liabilities and benefits relating to or affecting Taxes (as hereinafter defined) paid or payable by either of them or their affiliated Groups (as hereinafter defined) for all taxable periods, whether beginning before, on or after the Distribution Date and to provide for certain other matters.

          NOW, THEREFORE, in consideration of the premises, and of the representations, warranties, covenants and agreements set forth herein, the parties hereto hereby agree as follows:

                                   ARTICLE I

                                  DEFINITIONS
                                  -----------

          Section 1.01  General.
                        --------

          As used in this Agreement, the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and the plural forms of the terms defined):

          "Adjusted MMS Group" shall mean MMS and the MMS Subsidiaries.

          "Affiliate" shall mean, with respect to any specified Person, any other Person directly or indirectly controlling or controlled by, or under direct or indirect common control with, such specified Person. For purposes of this definition, "control," when used with respect to any Person, means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" shall have meanings correlative to the foregoing.

          "Affiliated Group" shall have the meaning set forth in Section 3.01(a) hereof.

          "Agreement" shall have the meaning set forth in the Preamble.

          "Code" shall mean the Internal Revenue Code of 1986, as amended, and shall include corresponding provisions of any subsequently enacted federal tax laws.

          "Combined State Tax Returns" shall have the meaning set forth in the
Section 2.02(b) hereof.

          "Combined Taxes" shall have the meaning set forth in the Section 3.01(b) hereof.

          "Distribution" shall mean the distribution of 100% of the capital stock of Spinco by Marriott to the Marriott shareholders and related transactions undertaken pursuant to the Distribution Agreement, which is intended to qualify for tax-free treatment under Code Section 368(a)(1)(D) and
Section 355.

          "Distribution Agreement" shall have the meaning set forth in the Recitals.

          "Distribution Date" shall mean the date on which the Distribution occurs or is deemed to occur for federal income tax purposes. For purposes of this Agreement, the Distribution shall be deemed effective as of the close of business on the Distribution Date.

          "Equity Securities" shall mean any stock or other equity securities treated as stock for tax purposes, or options, warrants, rights, convertible debt, or any other instrument or security that affords any Person the right, whether conditional or otherwise, to acquire stock.

          "Fifty Percent or Greater Interest" shall have the meaning of a "50 percent or greater interest" as defined in Section 355(e)(4)(A) of the Code.

          "Final Determination" shall mean the final resolution of liability for any Tax for a taxable period, (i) by IRS Form 870 or 870-AD (or any successor forms thereto), on the date of acceptance by or on behalf of the taxpayer, or by a comparable form under the laws of other jurisdictions; except that a Form 870 or 870-AD or comparable form that reserves (whether by its terms or by operation of law) the right of the taxpayer to file a claim for refund and/or the right of the taxing authority to assert a further deficiency shall not constitute a Final Determination; (ii) by a decision, judgment, decree, or other order by a court of competent jurisdiction, which has become final and unappealable; (iii) by a closing agreement or accepted offer in compromise under Section 7121 or 7122 of the Code, or comparable agreements under the laws of other jurisdictions; (iv) by any allowance of a refund or credit in respect of an overpayment of Tax, but only after the expiration of all periods during which such refund may be recovered (including by way of offset) by the Tax imposing jurisdiction; or (v) by any other final disposition, including by reason of the expiration of the applicable statute of limitations or by mutual agreement of the parties.

          "Forwarding Responsibilities" shall have the meaning set forth in
Section 4.03 hereof.

          "Governmental Entity" shall mean any court, agency, authority, board, bureau, commission, department, regulatory or administrative body, office or instrumentality of any nature whatsoever of any governmental or quasi-governmental unit (including the New York Stock Exchange or any other national stock exchange), whether federal, state, parish, county, district, municipality, city, political subdivision or otherwise, domestic or foreign, or any other entity exercising executive, legislative, judicial regulatory or administrative functions of or pertaining to government, whether now or hereafter in effect.

          "Group" shall mean the Spinco Group or the MMS Group.

          "Hypothetical Return" shall have the meaning set forth in Section 3.02(a) hereof.

          "ICC" shall have the meaning set forth in the Recitals.

          "Indemnified Amount" shall have the meaning set forth in Section 4.03(a) hereof.

          "Indemnitee" shall have the meaning set forth in Section 4.02 hereof.

          "Indemnitor" shall have the meaning set forth in Section 4.02 hereof.

          "IRS" shall mean the Internal Revenue Service.

          "Joint Tax Return" shall mean any Tax Return that includes the Retained Business and the Spinco Business.

          "Marriott" shall have the meaning set forth in the Preamble.

          "Marriott (Canada)" shall mean Marriott Corporation of Canada Ltd., a Canadian corporation and a wholly-owned subsidiary of Marriott.

          "Marriott Tax Item" shall mean a Tax Item solely attributable to the Retained Business.

          "Marriott Tax Ruling Representations" shall mean those representations made by Marriott in connection with the request for the Tax Ruling.

          "Merger Agreement" shall have the meaning set forth in the Recitals.

          "MMS" shall mean Marriott Management Services Corp., a New York corporation and a wholly-owned subsidiary of Marriott.

          "MMS Group" shall mean Marriott, MMS and the MMS Subsidiaries.

          "MMS Indemnitee" shall mean Marriott, MMS, each Affiliate of MMS and each of their respective Representatives and each of the heirs, executors, successors and assigns of any of the foregoing.

          "MMS Subsidiaries" shall mean all direct and indirect Subsidiaries of Marriott through which Marriott conducts the Retained Business, as set forth on
Schedule 1.1, attached hereto.

          "MMS (U.K.)" shall mean Marriott Management Services (U.K.) Ltd., a United Kingdom corporation and a wholly-owned subsidiary of MMS.

          "1997 Taxable Year" shall mean Marriott's consolidated federal income taxable year ending January 2, 1998.

          "1998 Taxable Year" shall mean Marriott's consolidated federal income taxable year ending January 1, 1999.

          "Other Taxes" shall have the meaning set forth in Section 3.01(d) hereof.

          "Other Tax Returns" shall have the meaning set forth in Section 2.02(d) hereof.

          "Person" shall mean an individual, corporation, partnership, association, trust, estate or other entity or organization, including any Governmental Entity or authority.

          "Post-Distribution Taxable Period" shall have the meaning set forth in
Section 2.04 hereof.

          "Pre-Distribution Taxable Period" shall have the meaning set forth in
Section 2.02(a) hereof.

          "Prohibited Sale or Issuance" shall have the meaning set forth in
Section 5.04(d).

          "Representation Date" shall mean any date on which Marriott or Spinco makes any representation to the IRS, to Spinco or Marriott, or to tax counsel for the purpose of obtaining a Subsequent Ruling or an opinion pursuant to Section 5.05(c) hereof.

          "Representative" shall mean with respect to any Person, any of such Person's directors, officers, employees, agents, consultants, advisors, accountants, attorneys and representatives.

          "Restricted Period" shall mean the period beginning on the date hereof and ending on the three-year anniversary of the Distribution Date.

          "Retained Business" shall have the meaning ascribed to such term in the Distribution Agreement.

          "Rollback Items" shall have the meaning set forth in Section 3.04(d) hereof.

          "Rollover Items" shall have the meaning set forth in Section 3.04(d) hereof.

          "Ruling Documents" shall mean the request for a ruling under Section 368(a)(1)(D) and Section 355 of the Code submitted to the IRS regarding the Tax-Free Status of the Distribution.

          "Short Period" shall mean the period commencing on January 3, 1998, and ending on the Distribution Date.

          "Sodexho" shall have the meaning set forth in the Preamble.

          "Sodexho Tax Ruling Representations" shall mean those representations made by Sodexho in connection with the request for the Tax Ruling.

          "Spinco" shall have the meaning set forth in the Preamble.

          "Spinco Business" shall have the meaning ascribed to such term in the Distribution Agreement.

          "Spinco Group" shall mean Spinco and the Spinco Subsidiaries.

          "Spinco Indemnitee" shall mean each Affiliate of Spinco and each of their respective Representatives and each of the heirs, executors, successors and assigns of any of the foregoing.

          "Spinco Subsidiaries" shall mean all direct and indirect Subsidiaries of Marriott, other than MMS and any MMS Subsidiary, as set forth on Schedule 1.2, attached hereto.

          "Straddle Period" shall mean a taxable period that includes but does not end on the Distribution Date, including the 1998 Taxable Year for federal income tax purposes.

          "Subsequent Ruling" shall mean a ruling from the IRS confirming that the consummation of a transaction or existence of a condition subsequent to the Distribution will not result in loss of Tax-Free Status.

          "Subsidiary" shall mean, with respect to any Person, (a) any corporation of which at least a majority in interest of the outstanding voting stock (having by the terms thereof voting power under ordinary circumstances to elect a majority of the directors of such corporation, irrespective or whether or not at the time stock of any other class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time, directly or indirectly, owned or controlled by such Person, by one or more Subsidiaries of such Person, or by such Person and one or more of its Subsidiaries, or (b) any non-corporate entity in which such Person, one or more Subsidiaries of such Person, or such Person and one or more Subsidiaries of such Person, directly or indirectly, at the date of determination thereof, has at least a majority ownership interest.

          "Tax" shall mean any of the Taxes.

          "Tax Deficiency" shall mean an assessment of Taxes as a result of a Final Determination.

          "Tax Detriment" shall mean any item of income, gain, recapture of credit or any other Tax Item which increases Taxes paid or payable.

          "Tax-Free Status" shall mean the qualification of the Distribution (i) as a transaction described in Section 368(a)(1)(D) and Section 355(a)(1) of the Code, (ii) as a transaction in which the stock distributed thereby is qualified property for purposes of Section 355(c)(2) of the Code, and (iii) as a transaction in which Marriott recognizes no income or gain other than intercompany items or excess loss accounts taken into account pursuant to the Treasury Regulations promulgated pursuant to Section 1502 of the Code.

          "Tax Item" shall mean any item of income, gain, loss, deduction, credit, provisions for reserves, recapture of credit or any other item which increases or decreases Taxes paid or payable, including an adjustment under Code
Section 481 resulting from a change in accounting method.

          "Tax Refund" shall mean a refund of Taxes as the result of a Final Determination.

          "Tax Return" shall mean any return, filing, questionnaire, information return or other document required to be filed, including requests for extensions of time, filings made with estimated tax payments, claims for refund and amended returns that may be filed, for any period with any taxing authority (whether domestic or foreign) in connection with any Tax or Taxes (whether or not a payment is required to be made with respect to such filing).

          "Tax Ruling" shall mean the private letter ruling to be issued by the IRS in respect of the Tax-Free Status of the Distribution, and related federal income tax consequences.

          "Taxes" shall mean all forms of taxation, whenever created or imposed, and whether of the United States or elsewhere, and whether imposed by a local, municipal, governmental, state, foreign, federation or other body, and without limiting the generality of the foregoing, shall include income, sales, use, ad valorem, gross receipts, license, value added, franchise, transfer, recording, withholding, payroll, employment, excise, occupation, unemployment insurance, social security, business license, business organization, stamp, environmental, premium and property taxes, together with any related interest, penalties and additions to any such tax, or additional amounts imposed by any taxing authority (domestic or foreign) upon the MMS Group, the Spinco Group or any of their respective members or divisions or branches.

          "True-Up Provision" shall mean the provisions of Section 2.8(f) of the Distribution Agreement, which govern the treatment of adjustments to net tangible assets and related items for Marriott and Spinco.

          Section 1.02  Interpretation.  The descriptive headings herein are
                        --------------
inserted for convenience or reference only and are not intended to be part of or to affect the meaning or interpretation of this Agreement. For all purposes of this Agreement, except as otherwise expressly provided, (i) the enumeration of one or more items following the term "including" shall not be interpreted as excluding any items not so enumerated, (ii) defined terms shall include the plural as well as the singular, (iii) all references to "Articles," "Sections" or other subdivisions are to designated Articles, Sections and other subdivisions of the body of this Agreement, (iv) pronouns of either gender or neuter shall include, as appropriate, the other pronoun forms, and (v) the words "herein," "hereof" and "hereunder" and other words of similar import refer to this Agreement as a whole and not to any particular Article, Section or other subdivision.

                                   ARTICLE I

                             FILING OF TAX RETURNS

          Section 2.01  Manner of Filing.  All Tax Returns filed after the
                        ----------------
Distribution Date shall be prepared on a basis which is consistent with the consummation of the transactions as set forth in the Distribution Agreement, the Marriott Tax Ruling Representations, the Sodexho Tax Ruling Representations and the Tax Ruling (in the absence of a controlling change in law or circumstances) and shall be filed on a timely basis (including extensions) by the party responsible for such filing under this Agreement. In the absence of a controlling change in law or circumstances, all Tax Returns filed after the date of this Agreement shall be prepared on a basis consistent with the elections, accounting methods, conventions, and principles of taxation used for the most recent taxable periods for which Tax Returns involving similar Tax Items have been filed, to the extent that a failure to do so would result in a Tax Detriment to the other party hereto or a member of its Group. Subject to the provisions of this Agreement, all decisions relating to the preparation of Tax Returns shall be made by the party responsible under this Agreement for such preparation (subject to any party's rights to review such Tax Returns as are provided in this Agreement). Each party to this Agreement will provide the information for the filing of such Tax Returns in the manner set forth in
Section 4.05(a), and will provide copies of all Tax Returns (or appropriate portions thereof) filed after the Distribution Date to any other party to this Agreement to the extent such returns relate to such other party.

          Section 2.02  Pre-Distribution Tax Returns.
                        ----------------------------

          (a) Consolidated Returns. The Marriott consolidated federal income Tax
              --------------------
Returns required to be filed for all taxable periods ending on or before the Distribution Date ("Pre-Distribution Taxable Periods") that have not been filed prior to the Distribution Date shall be prepared and filed by Spinco, and Marriott hereby irrevocably designates, and agrees to cause each of its Subsidiaries to so designate, Spinco as its agent to take any and all actions necessary or incidental to the preparation and filing of such Returns. Spinco agrees to provide Marriott with (i) a pro forma federal income Tax Return for the MMS Group for the 1997 Taxable Year no later than August 1, 1998 (and Spinco will incorporate thereon any reasonable comments timely provided in writing by Marriott in respect of the pro forma Tax Return for the 1997 Taxable Year for the MMS Group), (ii) a copy of each such Tax Return for the 1997 Taxable Year as soon as it is filed, and (iii) the pro forma tax returns for the Spinco Group members for the Short Period no later than December 31, 1998 (which pro forma tax returns will form the basis for the inclusion of the Spinco Group for the Short Period in Marriott's consolidated federal income Tax Return for the 1998 Taxable Year).

          (b) Combined, Consolidated and Unitary Returns.  All state and local
              ------------------------------------------
combined, consolidated and unitary corporate income Joint Tax Returns ("Combined State Tax Returns") required to be filed for all Pre-Distribution Taxable Periods, that have not been filed prior to the Distribution Date, shall be prepared and filed by Spinco, and Marriott hereby irrevocably designates, and agrees to cause each of its Subsidiaries to so designate, Spinco as its agent to take any and all actions necessary or incidental to the preparation and filing of such Joint Tax Returns. Spinco agrees to provide Marriott with a pro forma Combined State Tax Return for the MMS Group for the 1997 taxable year as soon as is practicable (and Spinco will incorporate thereon any reasonable comments timely provided in writing by Marriott in respect of the Combined State Tax Returns for the 1997 taxable year).

          (c) Returns for Marriott (Canada).  All Tax Returns for Marriott
              -----------------------------
(Canada) for Pre-Distribution Taxable Periods required to be filed for all Pre-Distribution Taxable Periods, that have not been filed prior to the Distribution Date, shall be prepared and filed by Spinco, and Marriott hereby agrees to cause Marriott (Canada) to designate Spinco as its agent to take any and all actions necessary or incidental to the preparation and filing of such Returns. Spinco agrees to provide Marriott with a copy of such Tax Returns for the 1997 taxable year as soon as is practicable before they are filed (and Spinco will incorporate thereon any reasonable comments timely provided in writing by Marriott in respect of such Tax Returns for the 1997 taxable year).

          (d) Other Returns.  All other Tax Returns not described elsewhere in
              -------------
this Section 2.02, including separate state returns, local tax returns and payroll tax returns ("Other Tax Returns"), required to be filed for all Pre-Distribution Taxable Periods, that have not been filed prior to the Distribution Date, shall be prepared and filed by the party which prepared and filed such Other Tax Return for the most recent period for which such Other Tax Return was filed, or, if no such Other Tax Return was filed in such period, the party responsible under the appropriate law of the taxing jurisdiction. The parties hereto intend that, under this Section 2.02(d), no member of the Spinco Group shall be responsible for preparing or filing such Other Tax Returns that are currently prepared and filed by or on behalf of members of the Adjusted MMS Group, including any sales, use or property Tax Returns. Schedule 2.02(d) sets forth the agreed-upon list of the Other Tax Returns filed by or on behalf of the Adjusted MMS Group (and listing the entity actually filing such Other Tax Return) for the most recent periods, which schedule shall be finalized on the Distribution Date. Notwithstanding the foregoing, any Other Tax Returns which were historically prepared and filed by Marriott on behalf of members of the Adjusted MMS Group, shall be prepared and filed by Spinco, and Marriott hereby irrevocably designates Spinco as its agent to take any and all actions necessary or incidental to the preparation and filing of such Other Tax Returns. Spinco agrees to provide Marriott with a copy of each such Other Tax Return that has been filed historically by Marriott on behalf of the Adjusted MMS Group as soon as possible before it is required to be filed, and to incorporate thereon any reasonable comments timely provided in writing by Marriott in respect of such Other Tax Returns before Spinco files such Other Tax Return.

          Section 2.03  Straddle Period Tax Returns.
                        ---------------------------

          (a) Consolidated Returns. The Marriott consolidated federal income Tax
              --------------------
Returns required to be filed for all Straddle Periods shall be prepared and filed by Marriott. Marriott agrees to provide Spinco with a copy of each such Tax Return four weeks before it is filed, and to incorporate thereon any reasonable comments timely provided in writing by Spinco. As provided for in
Section 2.02(a) hereof, Spinco agrees to provide to Marriott by December 31, 1998, pro forma tax returns for the Spinco Group for the Short Period.

          (b) Combined, Consolidated and Unitary Returns.  All Combined State
              ------------------------------------------

Tax Returns for all Straddle Periods shall be prepared and filed by Marriott. Marriott agrees to provide Spinco with a copy of each such Combined State Tax Return as soon as is practicable before it is filed, and to incorporate thereon any reasonable comments timely provided in writing by Spinco. To assist Marriott in the preparation of such Tax Returns, Spinco agrees to provide to Marriott by December 31, 1998, any information necessary for Marriott to prepare such Tax Returns.

          (c) Returns for Marriott (Canada).  All Tax Returns for Marriott
              -----------------------------
(Canada) for all Straddle Periods shall be prepared and filed by Marriott. Marriott agrees to provide Spinco with a copy of each such Tax Return as soon as is practicable before it is filed, and to incorporate thereon any reasonable comments timely provided in writing by Spinco. Spinco agrees to provide to Marriott by December 31, 1998, any information necessary for Marriott to prepare such Tax Returns.

          (d) Other Returns.  All Other Tax Returns that are required to be
              -------------
filed for Straddle Periods shall be prepared and filed by the party which prepared and filed such Tax Return for the most recent period for which such Tax Return was filed or if no such Tax Return was filed in such period, the party responsible under the appropriate law of the taxing jurisdiction. Schedule 2.02(d) sets forth the agreed-upon list of Tax Returns that have been filed for the most recent periods. The parties hereto intend that, under this Section 2.03(d), no member of the Spinco Group shall be responsible for preparing or filing such Tax Returns that are currently prepared and filed by members of the Adjusted MMS Group, including any sales, use or property Tax Returns.

          (e) Delayed Distribution Date.  Notwithstanding anything to the
              -------------------------
contrary in this Agreement, in the event the Distribution Date has not occurred before May 31, 1998, Spinco shall have the right to prepare and file all Tax Returns for the Straddle Period and shall take such other steps and shall have such other authority delegated to it by Marriott as Spinco in its discretion shall deem necessary to prepare and file such returns in a timely manner. In the event Spinco exercises such a right, the parties hereto shall execute an amendment to this Agreement that shall set forth the procedures for Spinco's preparation of such Tax Returns for the Straddle Period and the mechanisms for Spinco's payment of Taxes reflected on such Tax Returns in such a manner as is consistent with the principles set forth in this Agreement.

          Section 2.04  Post-Distribution Tax Returns.  All Tax Returns for
                        -----------------------------
periods beginning after the Distribution Date ("Post-Distribution Taxable Periods") shall be (i) the responsibility of the Spinco Group if such Tax Returns relate solely to a member or members of the Spinco Group or their respective assets or businesses, and (ii) the responsibility of the MMS Group if such Tax Returns relate solely to a member or members of the MMS Group or their respective assets or businesses.

                                   ARTICLE I

                              LIABILITY FOR TAXES
                              -------------------

          Section 3.01  Pre-Distribution Taxable Period Tax Liabilities.
                        -----------------------------------------------

          (a) Pre-Distribution Taxable Period Consolidated Federal Income Tax
              ---------------------------------------------------------------
Liabilities.  Spinco shall pay, on a timely basis, all Taxes due with respect to
-----------
the consolidated federal income tax liability for all Pre-Distribution Taxable Periods of the affiliated group of which Marriott is the common parent (the "Affiliated Group"). Notwithstanding the foregoing, any payments in respect of the Spinco Group's Tax Return for the Short Period will be determined and governed by Section 3.02 and Section 3.03 hereof. As provided in Section 2.8(f) of the Distribution Agreement, the Distribution Agreement's definition of Adjusted Net Tangible Assets, and the "Distribution Date Statement" referred to in Section 2.8(f) of the Distribution Agreement, in connection with the transfer of the Spinco Business to Spinco, Marriott shall, in effect, transfer to Spinco 100% of the income tax provisions of Marriott for accrued income taxes as at the Distribution Date. Any tax provisions relating to sales, use and property Taxes accrued as at the Distribution Date shall be treated in accordance with Section 3.03(g) hereof.

          (b) Pre-Distribution Taxable Period Combined Consolidated and Unitary
              -----------------------------------------------------------------
Corporate Income Tax Liabilities.  Spinco or a member of the Spinco Group shall
--------------------------------
pay, on a timely basis, all Taxes due with respect to any Combined State Tax Returns ("Combined Taxes") for Pre-Distribution Taxable Periods.

          (c) Tax Liability for Marriott (Canada).  Spinco shall pay, on a
              -----------------------------------
timely basis, all Taxes due with respect to Marriott (Canada) for all Pre-Distribution Taxable Periods.

          (d) Pre-Distribution Taxable Period Liabilities for Other Taxes.  All
              -------------------------------------------------------------
Taxes due with respect to Other Tax Returns ("Other Taxes") for Pre-Distribution Taxable Periods shall be paid by the party responsible under this Agreement for filing the Other Tax Return pursuant to which such Taxes are due. Spinco hereby assumes and agrees to pay directly to the appropriate taxing authority that amount of all Other Taxes (except for sales, use and property Taxes, which are provided for in Section 3.03(g) hereof, and for Other Taxes with respect to Other Tax Returns filed by any MMS Subsidiary, as reflected on Schedule 2.02(d), which shall be paid directly to Marriott for payment to the appropriate taxing authority) that are due with respect to Other Tax Returns filed by Marriott or any MMS Subsidiary for Pre-Distribution Taxable Periods.

          Section 3.02  Straddle Period Tax Liabilities.
                        -------------------------------

          (a) Straddle Period Consolidated Federal Income Tax Liabilities.
              -----------------------------------------------------------
Except as otherwise provided in Section 2.03(e) and Section 4.05(a) of this Agreement, Marriott shall pay, on a timely basis, all Taxes due with respect to the consolidated federal income tax liability for all Straddle Periods of the Affiliated Group. Spinco hereby assumes and agrees to pay directly to Marriott its allocable share of the Taxes for the Straddle Period, in accordance with the following:

                    (i) Spinco's allocable share of liability for Taxes for the Straddle Period will be the net hypothetical consolidated federal income tax liability for the Affiliated Group determined pursuant to a hypothetical pro forma tax return prepared by Spinco (the "Hypothetical Return") that shall be prepared as though the Short Period were a taxable period ending on the Distribution Date, which hypothetical tax liability may be positive or negative (provided,
                                                                  --------
          however, that any Taxes attributable to, resulting from, arising from,
          -------
          or caused by a loss, in part or in whole, of Tax-Free Status shall be treated as occurring the day after the Distribution Date for these purposes). The Hypothetical Return shall be prepared by determining the items of income, expense, deduction, loss or credit on a "closing of the books" basis as of the Distribution Date and shall be provided by Spinco to Marriott, on an estimated basis, within twelve weeks after the Distribution Date, and shall incorporate thereon any reasonable comments timely provided in writing by Marriott. Subject to the foregoing, the Hypothetical Return shall be prepared on a basis consistent with the elections, accounting methods, conventions, and principles of taxation used for the most recent taxable periods for which Tax Returns involving similar Tax Items have been filed, to the extent that a failure to do so would result in a Tax Detriment to the other party hereto or a member of its Group.

                    (ii) In determining Spinco's allocable share of any Tax liability as set forth in the Hypothetical Return, (A) those extraordinary expenses (and related income tax deductions) incurred in connection with the Distribution and acquisition of ICC, whether on or before the Distribution Date, that are described in Clause (x)(I) of the definition of "Adjusted Net Tangible Assets" of the Distribution Agreement shall be allocated to the portion of the Straddle Period after the Distribution Date; and (B) all other extraordinary expenses (and related income tax deductions) incurred in connection with the Distribution and acquisition of ICC shall be allocated for tax and other purposes to the Short Period.

                    (iii) After the Distribution Date, Spinco shall timely pay all amounts payable in respect of the Affiliated Group's quarterly estimated federal income tax payments for the Short Period; such payments shall be made directly to Marriott, which will, to the extent Tax is owed by the

          Affiliated Group, forward such payments to the IRS.

                    (iv) If the calculations made pursuant to this Section 3.02(a) indicate that Spinco's allocable share of the consolidated federal income tax liability for the 1998 Taxable Year exceeds the sum of (A) any estimated payments, deposits or credits made or applied with respect to the Short Period (which shall be made or applied in accordance with past practice), and (B) the estimated tax payments made in accordance with Section 3.02(a)(iii) hereof, then within 30 days of the filing of Marriott's consolidated federal income tax return for the 1998 Taxable Year, Spinco shall pay Marriott the amount of any such excess.

                    (v) If the calculations made pursuant to this Section 3.02(a) indicate that the sum of (w) any estimated payments, deposits or credits made or applied with respect to the Short Period made before the Distribution Date (which shall be made or applied in accordance with past practice), and (x) the estimated tax payments made in accordance with Section 3.02(a)(iii) hereof, exceeds Spinco's allocable share of the consolidated federal income tax liability for the 1998 Taxable Year, then within 30 days of the filing of Marriott's consolidated federal income tax return for the 1998 Taxable Year, Marriott shall pay Spinco the amount of any such excess. For these purposes, if Spinco's allocable share of the consolidated federal income tax liability is negative (for example, in the event that the Hypothetical Return reflects a loss or a refund due for the Short Period), Marriott shall pay to Spinco such negative amount plus the sum of (y) any estimated payments, deposits or credits made or applied with respect to the Short Period made before the Distribution Date (which shall be made or applied in accordance with past practice), and
          (z) the estimated tax payments made in accordance with Section 3.02(a)(iii) hereof.

                    (vi) All calculations and determinations required to be made pursuant to this Section 3.02(a) shall be made by Spinco on a basis reasonably consistent with prior years.

          (b) Straddle Period Combined Consolidated and Unitary Corporate Income
              ------------------------------------------------------------------
Tax Liability.  Except as otherwise provided in Section 2.03(e) and Section
-------------
4.05(a) of this Agreement, Marriott shall pay, on a timely basis, all Combined Taxes due with respect to all Straddle Periods. In accordance with the principles set forth in Section 3.02(a) hereof, Spinco hereby assumes and agrees to pay directly to Marriott its allocable share of all Combined Taxes for all Straddle Periods, and Marriott hereby assumes and agrees to pay directly to Spinco any overpayments by Spinco or any "negative tax liabilities."

          (c) Tax Liability for Marriott (Canada).  Except as otherwise provided
              -----------------------------------
in Section 2.03(e) and Section 4.05(a) of this Agreement, Marriott shall pay, on a timely basis, all Taxes due with respect to Marriott (Canada) for all Straddle Periods. In accordance with the principles set forth in Section 3.02(a) hereof, Spinco hereby assumes and agrees to pay directly to Marriott its allocable share of Marriott (Canada)'s Taxes for the Straddle Period, and Marriott hereby assumes and agrees to pay directly to Spinco any overpayments by Spinco or any "negative tax liabilities."

          (d) Straddle Period Other Taxes.  In the case of all Other Taxes
              ---------------------------
(except for sales, use and property Taxes, which are provided for in Section 3.03(g) hereof) that are due with respect to Other Tax Returns filed by Marriott or any MMS Subsidiary for Straddle Periods, and in accordance with the principles set forth in Section 3.02(a) hereof, Spinco hereby assumes and agrees to pay directly to Marriott its allocable share of all Taxes for all Straddle Periods, and Marriott hereby assumes and agrees to pay directly to Spinco any overpayments by Spinco or any "negative tax liabilities." Where the system set forth in Section 3.02(a) hereof is not feasible in calculating the portion of Other Taxes for a Straddle Period for which Spinco or Marriott is responsible under this Section 3.02, the amount of such Other Taxes for which Spinco or Marriott is responsible shall be determined by prorating the actual tax due for the Straddle Period on a daily proration basis or by some other reasonable method on which Spinco and Marriott agree (and Spinco and Marriott hereby agree to cooperate in good faith in determining any such mutually acceptable method). The amount of such Other Tax borne by Spinco shall be the amount allocated to the portion of the Straddle Period ending on the Distribution Date.

          Section 3.03  Other Allocations of Tax Liabilities.
                        ------------------------------------

          (a) In implementing this Article III, the parties shall make any adjustments that are necessary to insure that, with respect to all Taxes for Straddle Periods, payment and reimbursement between the parties reflects the principle that Spinco is to be liable for Taxes attributable to the portion of Straddle Periods ending on the Distribution Date and Marriott is to bear responsibility for Taxes attributable to the portion of Straddle Periods after the Distribution Date (other than sales, use and property Taxes, the liability for which is provided for in Section 3.03(g) hereof).

          (b) Notwithstanding anything to the contrary in this Agreement, in determining Spinco's allocable share of any Tax liability (under Section 3.01, Section 3.02 or this Section 3.03), any increase in the Tax liability resulting from any act or omission not in the ordinary course of business (other than transactions contemplated by this Agreement, the Distribution Agreement or the Merger Agreement) on the part of any member of the MMS Group occurring on the Distribution Date, after the Distribution has been effected, shall be deemed to arise in a taxable period which begins after the Distribution Date.

          (c) Notwithstanding anything to the contrary in this Agreement, in determining Spinco's allocable share of any Tax liability (under Section 3.01, Section 3.02 or this Section 3.03), any increase in the Tax liability resulting from any act or omission not in the ordinary course of business (other than transactions contemplated by this Agreement, the Distribution Agreement or the Merger Agreement) on the part of any member of the Spinco Group occurring on the Distribution Date, after the Distribution has been effected, shall be deemed to arise in a taxable period which begins before the Distribution Date.

          (d) Notwithstanding anything to the contrary in this Article III, whenever any party hereto is required to make any of the calculations or determinations referred to therein, such party shall provide the other party with (i) copies of any material calculations or determinations as soon as is practicable after such calculations or determinations have been made, and prior to the applicable Tax Returns' being filed, sufficient to enable the other party to verify mathematical accuracy and (ii) if requested by the other party, access during reasonable business hours to copies of any Returns, reports or other statements sufficient to enable the other party to verify reasonably consistent treatment with prior years.

          (e) Notwithstanding anything to the contrary in this Agreement, any Tax liabilities of MMS (U.K.) shall be governed exclusively by the Stock Purchase and Sale Agreement to be entered into among Marriott, MMS, Sodexho and a subsidiary of Sodexho respecting MMS's sale of MMS (U.K.) to Sodexho (or a Sodexho Affiliate); provided, however, that any gain or loss incurred in the
                    --------  -------
sale of MMS (U.K.) shall be governed by this Agreement.

          (f) Marriott shall not be responsible for or liable for any Taxes of ICC or attributable to ICC which are attributable to periods prior to Marriott's acquisition of ICC, and the Spinco Group shall not be responsible for or liable for any Taxes of ICC or attributable to ICC for any period, and Sodexho and its Affiliates shall be liable for and shall indemnify, defend and hold harmless Marriott against any liability, payment, cost and/or expense (including any Tax liability, lawyers' fees and accountants' fees) ("ICC Tax Liability") incurred by Marriott in respect of any Taxes of ICC or attributable to ICC which are attributable to periods prior to Marriott's acquisition of ICC, and shall indemnify, defend and hold harmless Spinco against any ICC Tax Liability incurred by any member of the Spinco Group in respect of any Taxes of ICC which are attributable to any period.

          (g) Notwithstanding any other provision of this Agreement, Marriott and the MMS Group shall be responsible for, and shall be entitled to receive and retain all refunds relating to, all sales, use, and property taxes incurred with respect to the Retained Business for the Pre-Distribution Taxable Period, the Straddle Taxable Period, and the Post-Distribution Taxable Period, and the portion of any reserve for Taxes relating to such sales, use and property Taxes related to the Retained Business shall be retained by Marriott following the Distribution and shall be reflected in the Distribution Date Statement described in Section 2.8(f) of the Distribution Agreement.

          Section 3.04  Redetermined Tax Liabilities.
                        ----------------------------

          (a)  Pre-Distribution Taxable Period Tax Returns.  In the case of any
               -------------------------------------------
Final Determination regarding a Tax Return for a Pre-Distribution Taxable Period, any Tax Deficiency shall be paid to the appropriate taxing authority by, and any Tax Refund received from the appropriate taxing authority shall be paid to, Spinco, and Marriott shall forward any such Tax Refund to Spinco within ten days after receipt thereof; provided, however, that (i) any Final Determination
                            --------  -------
respecting consolidated federal income Taxes for the Short Period shall be provided for in Section 3.04(b) hereof, and (ii) any Final Determination respecting sales, use or property Taxes shall be provided for in Section 3.03(g) hereof.

          (b)  Straddle Period Joint Tax Returns.  In the case of any Final
               ---------------------------------
Determination regarding a Straddle Period Tax Return (which, for purposes of this Section 3.04(b), shall include Marriott's consolidated federal income Tax Return for the 1998 Taxable Year), Spinco's allocable share of any Tax Deficiency shall be paid to the appropriate taxing authority by, and Spinco's allocable share of any Tax Refund received from the appropriate taxing authority shall be paid to, Spinco, and Marriott shall forward Spinco's allocable share of any such Tax Refund to Spinco within ten days after receipt thereof. For purposes of this Section 3.04(b), Spinco's allocable share of Tax respecting any Final Determination shall be the excess of (A) Spinco's allocable share of Tax, determined under the principles of Section 3.02(a), with respect to a recomputed Hypothetical Return that takes into account the Final Determination, over (B) Spinco's allocable share of Tax as determined using the most recent Hypothetical Return (either the original Hypothetical Return or a recomputed Hypothetical Return generated with respect to a prior Final Determination). For purposes of this Section 3.04(b), the MMS Group's allocable share of Tax respecting any Final Determination shall be the amount of such Final Determination, less Spinco's allocable share as determined in the immediately preceding sentence. Whether or not there is a Tax Deficiency or Tax Refund or whether or not a payment is required to or from the appropriate taxing authority, Marriott shall make payments to Spinco or receive payments from Spinco based upon the following principles:

               (i) Marriott shall make a payment to Spinco in an amount equal to any increase in the MMS Group's allocable share of Tax (including any applicable interest or penalties, which is or has been imposed by any taxing authority with respect to any additional Taxes resulting from such adjustments, or any such interest that would have been imposed but for any offsetting Tax Items) with respect to such Tax Return, less any payments previously made by Marriott to Spinco (or directly to the appropriate taxing authority) or any Refund amount received by Spinco attributable to the MMS Group's allocable share of Tax.

               (ii) Spinco shall make a payment to Marriott in an amount equal to any decrease in the MMS Group's allocable share of Tax (including any applicable interest or penalties, which is or has been imposed by any taxing authority with respect to any additional Taxes resulting from such adjustments, or any such interest that would have been imposed but for any offsetting Tax Items) with respect to such Tax Return, less any payments previously made by Spinco to Marriott (or directly to the appropriate taxing authority) or any Refund amount received by Marriott attributable to the MMS Group's allocable share of Tax.

               (iii) Payments made pursuant to subsections (i) and (ii) above shall be adjusted to take into account the amounts of any offsetting adjustments that result in an increase or decrease in the MMS Group's allocable share of Taxes with respect to any Tax Return for another period (as determined under the above principles), resulting from adjustments to Marriott Tax Items in such Final Determination. This
          Section 3.04 shall be applied in a manner that avoids any duplications of payments.

          (c)  Liability for Taxes with Respect to Post-Distribution Periods.
               -------------------------------------------------------------
Except as otherwise provided in Section 3.04(a) or Section 3.04(b) of this Agreement, the Spinco Group shall pay all Taxes and shall be entitled to receive and retain all refunds of Taxes resulting from a Final Determination with respect to periods beginning after the Distribution Date which are attributable to the Spinco Business. Except as otherwise provided in Section 3.04(a) or
Section 3.04(b) of this Agreement, the MMS Group shall pay all Taxes and shall be entitled to receive and retain all refunds of Taxes resulting from a Final Determination with respect to periods beginning after the Distribution Date which are attributable to the Retained Business.

          (d)  Rollover Items.  Notwithstanding anything to the contrary in this
               --------------
Agreement, (i) with respect to any tax items for which, pursuant to a Final Determination, taxable income is recognized in a period before the Distribution Date with respect to an asset or other item (including an intangible asset or a capitalized expense) and such items will generate a corresponding tax benefit or benefits (excluding permanent timing changes) to the MMS Group in a tax period ending after the Distribution Date ("Rollover Items"), Marriott shall pay to Spinco an amount equal to the amount of such tax benefit or benefits attributable to such Rollover Items, determined at the highest marginal corporate tax rate set by statute for such periods, and (ii) with respect to any tax items for which, pursuant to a Final Determination, taxable income is recognized by the MMS Group in a taxable period ending after the Distribution Date with respect to an asset or other item (including an intangible asset or a capitalized expense), and such Rollback Items will generate a corresponding tax benefit or benefits (excluding permanent timing changes) to a member of the Spinco Group ("Rollback Items"), Spinco shall pay to Marriott an amount equal to the amount of such tax benefit or benefits attributable to such Rollback Items, determined at the highest marginal corporate tax rate set by statute for such periods. Any payment to be made under this Section 3.04(d) shall be appropriately discounted to the present value of any reduction in Taxes, to reflect the time-value-of-money (the discount rate to be equal to LIBOR plus one percent for the period in which such payment is to be made).

          (e)  Calculation and Payment of Amounts.  Except in the case of Tax
               ----------------------------------
Returns that include only MMS and the MMS Subsidiaries, all calculations and determinations required to be made pursuant to this Section 3.04 shall be made by Spinco in good faith and on a basis reasonably consistent with prior years. Any payments made by the parties hereunder to each other shall be treated by each of the parties as satisfaction of liabilities of such paying party and shall not be subject to any gross-up or additional payment.

          (f)  Other Tax Liabilities and Refunds.  Any Tax Liability or Refund
               ---------------------------------
with respect to a Pre-Distribution Taxable Period Joint Tax Return not arising from an adjustment to, or change in, a Tax Item (e.g., change in applicable law) shall be allocated to Spinco. Any Tax Liability or Refund with respect to a Straddle Period Joint Tax Return not arising from an adjustment to, or change in, a Tax Item (e.g., change in applicable law) shall be allocated by Spinco between Spinco and Marriott in a manner consistent with Section 3.02(a) hereof.

          (g) The provisions of Section 3.03(d) hereof shall apply with respect to the calculations and allocations to be made by Spinco pursuant to this
Section 3.04.

          Section 3.05  Carrybacks.  Any Tax Refund resulting from the carryback
                        ----------
by Spinco of any Tax Item arising after the Distribution Date to a Pre-Distribution Taxable Period or a Straddle Period shall be for the account of Spinco, and Marriott shall promptly pay over to Spinco any such Tax Refund that it receives. Spinco shall be permitted to file, and Marriott shall fully cooperate with Spinco in connection with, any such Tax Refund claim. Any Tax Refund resulting from the carryback by Marriott of any Tax Item arising after the Distribution Date (including items allocated to the portion of the Straddle Period after the Distribution Date) to a Pre-Distribution Taxable Period or a Straddle Period shall be for the account of Marriott, provided that to the extent that any carryback by Marriott of any Tax Item arising after the Distribution Date causes a Tax Detriment to the Spinco Group, Marriott shall reimburse Spinco for the cost to the Spinco Group of such Tax Detriment.


                                   ARTICLE I

          INDEMNITY, TAX NOTICES, AUDITS AND EXCHANGE OF INFORMATION
          ----------------------------------------------------------

          Section 4.01  Indemnity for Breach.  Spinco shall be liable for and
                        --------------------
shall indemnify, defend and hold harmless the MMS Indemnitees from and against any payment required to be made as a result of the breach by a member of the Spinco Group of any representation, warranty, covenant or agreement under this Agreement. Marriott shall be liable for and shall indemnify, defend and hold harmless the Spinco Indemnitees from and against any payment required to be made as a result of the breach by a member of the MMS Group of any representation, warranty, covenant or agreement under this Agreement.

          Section 4.02  Notice of Indemnity Issue.  Whenever a party hereto
                        -------------------------
becomes aware of the existence of an issue which could increase the liability for any Tax of the other party hereto or any member of its Group or require a payment hereunder (hereinafter an "Indemnitee"), the Indemnitee shall in good faith promptly give notice to such other party (hereinafter the "Indemnitor") of such issue. The failure of any Indemnitee to give such notice shall not relieve any Indemnitor of its obligations under this Agreement except to the extent such Indemnitor or its Affiliate is actually materially prejudiced by such failure to give notice.

          Section 4.03  Forwarding Responsibilities.  If Marriott or Spinco, or
                        ---------------------------
any member of the MMS Group or Spinco Group, fails to comply in any respect whatsoever with any of its responsibilities under the Agreement relating to promptly forwarding any communications with and refunds received from any taxing authority ("Forwarding Responsibilities"), then:

          (a) If such failure relates to a communication other than a refund, the party failing to fulfill the Forwarding Responsibilities (or any member of such party's Group) shall be liable for and shall indemnify and hold Spinco and the Spinco Group, or Marriott and the MMS Group, as the case may be, harmless from and against any costs or expenses (including Taxes and lawyers' and accountants' fees) ("Indemnified Amount") incurred by or imposed upon the party to receive such communication, or any member of the party's Group, as a result of such delay with respect to such communication.

          (b) If such failure relates to a refund, the party failing to fulfill the Forwarding Responsibilities (or any member of such party's Group) shall be liable to Spinco and the Spinco Group, or Marriott and the MMS Group, as the case may be, for the full amount of such refund, plus interest accruing as of the date such communication should have been forwarded at the prime rate as published in The Wall Street Journal, plus any costs or expenses (including lawyers' and accountants' fees) incurred by or imposed upon the party to receive such refund, or any member of the party's Group, as a result of such delay with respect to such refund.

          (c) Whenever an Indemnitee receives any written communication by any means from any Governmental Entity that relates to or could have an effect on Taxes for any Pre-Distribution Taxable Period or Straddle Period, the Indemnitee shall immediately thereupon forward such communication to the Indemnitor at the address provided in Section 4.03(d). The failure of any Indemnitee to give such notice shall not relieve any Indemnitor of its obligations under this Agreement except to the extent such Indemnitor or its Affiliate is prejudiced by such failure to give notice.

          (d) All communications forwarded pursuant to Sections 4.02 and 4.03 hereunder shall be delivered by hand including overnight business courier or mailed by registered or certified mail (return receipt requested) to the parties at the following addresses (or to such other person as a party hereto shall designate in writing by notice provided under

Section 6.03 hereof):

          To Spinco or any member of the Spinco Group:

          New Marriott MI, Inc.
          10400 Fernwood Road
          Bethesda, Maryland 20817
          Attention:  Senior Vice President-Taxes

          To Marriott or any member of the MMS Group:

          Sodexho Marriott Services, Inc.
          10400 Fernwood Road
          Bethesda, Maryland 20817
          Attention:  Chief Financial Officer


          Section 4.04  Audit Matters.  Spinco shall have primary responsibility
                        -------------
for conducting the audit of any Joint Tax Return relating to or having an effect on any Pre-Distribution Taxable Period or Straddle Period, and Spinco shall have primary responsibility for conducting any subsequent litigation relating thereto. Marriott shall have the right, directly or through its designated representatives, to review in advance and comment upon all submissions made in the course of such audits, appeals, or litigation and to be present at, directly or by its representatives, all conferences, meetings or proceedings with any taxing authority, and all appearances before any court, the subject matter of which is or includes an item for which the MMS Group could be liable under this Agreement; in addition, if the disposition, resolution or compromise of such audit or appeal will or might reasonably be expected to result in Marriott having an increased Tax liability, or any other adverse Tax consequence, for any period beginning after the Distribution Date, Marriott shall have the right, exercisable within 10 days of its receipt of notice of a proposed disposition of the audit or appeal, to veto the disposition of any audit adjustment with respect to such periods, such veto not to be unreasonably exercised. Each party shall bear its own internal expenses of participation in such audits, appeals, or litigation. The expenses of hiring outside counsel or accountants by either party with respect to the matters contemplated by this Section 4.04 shall be borne (i) by Spinco for matters relating to Pre-Distribution Taxable Periods (other than periods ending on the Distribution Date), and (ii) 50% by Spinco and 50% by MMS Group for all Straddle Periods (which for these purposes includes those periods ending on the Distribution Date). If Spinco declines to defend any matter provided for in this Section 4.04, Marriott has the right to pay, compromise or contest the matter, and Spinco shall bear Marriott's costs in those actions.

          Section 4.05  Cooperation and Exchange of Information.
                        ---------------------------------------

          (a)  Preparation of Returns.  Marriott shall, and shall cause each
               ----------------------
appropriate member of the MMS Group to, prepare and submit to Spinco, at Marriott's expense, (i) in accordance with past practice, but in no event later than July 1, 1998, all information as Spinco shall reasonably request to enable Spinco to file the Marriott consolidated federal income tax return for the 1997 Taxable Year, and (ii) in accordance with past practice, but in no event later than August 1, 1998, all information that Spinco shall reasonably request to enable Spinco to file any state and local combined or unitary corporate income tax returns for the 1997 Taxable Year. Spinco shall, and shall cause each appropriate member of the Spinco Group to, prepare and submit to Marriott, at Spinco's expense, in accordance with past practice, but in no event later than July 1, 1999, all information as Marriott shall reasonably request to enable Marriott to file the Marriott consolidated federal income tax return for the 1998 Taxable Year (other than the pro forma tax returns for the Spinco Group, which will be provided by December 31, 1998, as provided for in Section 2.02(a) hereof), and (ii) in accordance with past practice, but in no event later than August 1, 1999, all information that Marriott shall reasonably request to enable Marriott to file any state and local combined or unitary corporate income tax returns for the 1998 Taxable Year. Notwithstanding the foregoing provisions of this Section 4.05(a), if the Distribution Date is delayed until after May 31, 1998, then, in order to facilitate the orderly preparation and filing of the tax returns for Marriott for the balance of the 1998 Taxable Year, Spinco, if it so elects under Section 2.03(e) hereof, will prepare at its expense, and submit to Marriott for its review and approval, the Marriott consolidated federal income tax and state income tax returns for the 1998 Taxable Year, and shall take such other steps and shall have such other authority delegated to it by Marriott as Spinco in its discretion shall deem necessary to prepare and file such returns in a timely manner.

          (b)  Cooperation.    Marriott, on behalf of itself and each member of
               -----------
the MMS Group, agrees to provide the Spinco Group with such cooperation and information as Spinco shall reasonably request in connection with the preparation or filing of any Tax Return (or Hypothetical Return) or claim for refund not inconsistent with this Agreement or in conducting any audit or other proceeding in respect to Taxes. Such cooperation and information shall include designation of an officer of Spinco as an officer of Marriott and MMS for the purpose of signing Tax Returns, receiving and cashing refund checks and defending audits as well as promptly forwarding copies of appropriate notices and forms or other communications received from or sent to any taxing authority which relate to the Affiliated Group or the Retained Business and providing copies of all relevant Tax Returns, together with accompanying schedules and related workpapers, documents relating to rulings or other determinations by taxing authorities, including foreign taxing authorities, and records concerning the ownership and Tax basis of property, which either party may possess. It is expressly the intention of the parties to this Agreement to take all actions necessary to establish Spinco as the sole agent for tax purposes of each member of the Affiliated Group with respect to all combined, consolidated and unitary Tax Returns of the Affiliated Group for Pre-Distribution Taxable Periods as if Spinco were the common parent of the Affiliated

Group, and as the sole agent for tax purposes of Marriott for all Tax Returns of Marriott for Pre-Distribution Taxable Periods. Marriott and MMS shall make, or shall cause the members of the MMS Group to make, their employees and facilities available on a mutually convenient basis to provide explanation of any documents or information provided hereunder, without charge to Spinco.

          (c)  Record Retention.  Marriott and Spinco agree to retain all Tax
               ----------------
Returns, related schedules and workpapers, and all material records and other documents as required under Section 6001 of the Code and the regulations promulgated thereunder relating thereto existing on the date hereof or created through the Distribution Date, until the expiration of the statute of limitations (including extensions) of the taxable years to which such Tax Returns and other documents relate and until the Final Determination of any payments which may be required in respect of such years under this Agreement. Spinco and Marriott agree to advise each other promptly of any such Final Determination. Any information obtained under this Section 4.05 shall be kept confidential, except as may be otherwise necessary in connection with the filing of Tax Returns or claims for refund or in conducting any audit or other proceeding. Spinco shall be the owner of those Tax Returns, related schedules and workpapers, and all material records and other documents relating to those Tax Returns, relating to all Pre-Distribution Taxable Periods and that portion of the Straddle Period ending on the Distribution Date (except for those Tax Returns, related schedules and workpapers, and all material records and other documents relating to those Tax Returns, prepared and filed by members of the Adjusted MMS Group). Marriott shall be the owner of those Tax Returns, related schedules and workpapers, and all material records and other documents relating to those Tax Returns, relating to all Post-Distribution Taxable Periods and that portion of the Straddle Period following the Distribution Date.

          (d)  Special Indemnification.  If any member of the Spinco Group or
               -----------------------
the MMS Group, as the case may be, supplies information to a member of the other Group pursuant to this Section 4.05 and an officer of the requesting party signs a statement or other document under penalties of perjury in reliance upon the accuracy of such information, then a duly authorized officer of the party supplying such information shall certify upon request, under penalties of perjury, the accuracy and completeness of the information so supplied. Spinco agrees to indemnify and hold harmless each member of the MMS Group and its directors, officers and employees, and Marriott agrees to indemnify and hold harmless each member of the Spinco Group and its directors, officers and employees, from and against any cost, fine, penalty or other expense of any kind attributable to the negligence or willful misconduct of a member of the Spinco Group or the MMS Group, as the case may be, in supplying a member of the other Group with inaccurate or incomplete information.


                                   ARTICLE I

                     MATTERS RELATING TO THE DISTRIBUTION
                     ------------------------------------


          Section 5.01  Representations of Spinco.
                        -------------------------

          (a) Spinco hereby represents and warrants to Marriott and Sodexho that, as of the Distribution Date, (i) it has examined the Ruling Documents and
(ii) to its best knowledge after due inquiry, the facts presented and the representations made therein (including the representations in the Ruling Documents to the extent that they relate to the plans, proposals, intentions, and policies of Spinco, Marriott and its Subsidiaries) are true, complete and correct.

          (b) Spinco hereby represents and warrants to Marriott and Sodexho that it has no plan or intention of taking any action, or failing or omitting to take any action, that would (i) cause the Distribution not to have Tax-Free Status, (ii) cause any representation or factual statement made in the Ruling Documents to be untrue, or (iii) be inconsistent with information provided to the IRS in connection with Tax Ruling.

          (c) Spinco hereby represents and warrants to Marriott and Sodexho that the Distribution is not part of a plan (or series of related transactions) pursuant to which any Persons will acquire stock representing a Fifty Percent or Greater Interest in Spinco.

          Section 5.02  Covenants of Spinco.
                        -------------------

          (a) Spinco shall not, and Spinco shall cause each Spinco Group member not to, take any action, or fail or omit to take any action that would (i) cause the Distribution not to have Tax-Free Status, or (ii) cause any representation made in the Ruling Documents to be untrue.

          (b) During the two-year period beginning on the Distribution Date, Spinco shall not cease, or permit any of its Subsidiaries or Affiliates to cease to be engaged in the conduct of the active trade or business relied upon for purposes of satisfying the requirements of Section 355(b) of the Code for purposes of the Tax Ruling.

          (c) Until the first day after the Restricted Period, Spinco (or any successor thereof) shall not (i) solicit any Person to make a tender offer for the Equity Securities of Spinco or any successor thereof, (ii) participate in or support any unsolicited tender offer for the Equity Securities of Spinco or any successor thereof, or (iii) approve any proposed business combination or any transaction which, in each case, results in any Persons acquiring an interest in Spinco or any successor thereof such that such Persons own a Fifty Percent or Greater Interest in Spinco or any successor thereof; provided, however, that
                                                     --------  -------
this Section 5.02(c) shall not prevent Spinco from purchasing Spinco stock pursuant to a stock purchase program satisfying the requirements of Section 4.05(1)(b) of Rev. Proc. 96-30, 1996-1 C.B. 696.

          Section 5.03  Representations of Marriott and Sodexho.
                        ---------------------------------------

          (a) Marriott and Sodexho each hereby represents and warrants to Spinco that, as of the Distribution Date, (i) it has examined the Ruling Documents and (ii) to its best knowledge after due inquiry, to the extent descriptive of the MMS Subsidiaries and the Retained Business (including the representations in the Ruling Documents to the extent that they relate to the plans, proposals, intentions, and policies of Marriott with respect to the MMS Subsidiaries or with respect to the Retained Business), the facts presented and the representations made therein are true, complete and correct.

          (b) Marriott and Sodexho each hereby represents and warrants to Spinco that it has no plan or intention of taking any action, or failing or omitting to take any action, that would (i) cause the Distribution not to have Tax-Free Status, (ii) cause any representation or factual statement made in the Ruling Documents to be untrue, or (iii) be inconsistent with information provided to the IRS in connection with Tax Ruling.

          (c) Marriott and Sodexho each hereby represents and warrants to Spinco that the Distribution is not part of a plan (or series of related transactions) pursuant to which any Persons will acquire stock representing a Fifty Percent or Greater Interest in Marriott or any successor to Marriott.

          Section 5.04  Covenants of Marriott and Sodexho.
                        ---------------------------------

          (a) Neither Marriott, Sodexho, nor any Affiliate of Sodexho shall take any action, fail or omit to take any action, or permit any Member of the MMS Group to take any action or fail or omit to take any action, that would (i) cause the Distribution not to have Tax-Free Status or (ii) cause any representation made in the Ruling Documents to be untrue.

          (b)  During the two-year period beginning on the Distribution Date,

Marriott shall not cease, or permit any of its Subsidiaries or Affiliates to cease, to be engaged in the conduct of the active trade or business relied upon for purposes of satisfying the requirements of Section 355(b) of the Code for purposes of the Tax Ruling.

          (c) Until the first day after the Restricted Period, Sodexho will not hold, acquire or exercise any right or interest in Marriott or its successors (including the exercise of any rights respecting the corporate governance of Marriott or its successors), such that Sodexho, and any direct or indirect Subsidiary, parent, Affiliate of, or any Person otherwise related to, or that could be treated as acting pursuant to a plan or arrangement with, Sodexho, will collectively hold a Fifty Percent or Greater Interest in Marriott or any successor thereof.

          (d) Until the first day after the Restricted Period, Marriott shall not sell or otherwise issue to any Person (a "Prohibited Sale or Issuance"), or redeem or otherwise acquire from any Person, any Equity Securities of Marriott or any successor thereof; provided, however, that (i) Marriott may issue (x)
                          --------  -------
Equity Securities in respect of the Liquid Yield Option Notes due March 25, 2011, and (y) any compensatory options or shares of Marriott stock to employees of Marriott or any of its Subsidiaries where the issuance of such shares or options, or shares of Marriott stock issued pursuant to the exercise of such options, shall not constitute a transaction which results in the acquisition by a Person or Persons such that Sodexho, and any direct or indirect Subsidiary, parent, Affiliate of, or any Person otherwise related to, or that could be treated as acting pursuant to a plan or arrangement with, Sodexho, will collectively hold a Fifty Percent or Greater Interest in Marriott or any successor thereof; and (ii) Marriott may purchase its Equity Securities pursuant to a stock purchase program satisfying the requirements of Section 4.05(1)(b) of Rev. Proc. 96-30, 1996-1 C.B. 696, provided that such purchase will not violate
                                   -------- ----
the provisions of Section 5.04(f) below.


          (e) Until the first day after the Restricted Period, Sodexho shall not (i) individually, or with any direct or indirect Subsidiary, parent, or Affiliate of, or any Person otherwise related to, or that could be treated as acting pursuant to a plan or arrangement with, Sodexho, acquire or hold collectively a Fifty Percent or Greater Interest in Marriott or any successor thereof, and (ii) permit any Equity Securities of Marriott or any successor thereof to be acquired or held in any manner that would allow a Person or group of Persons to hold a Fifty Percent or Greater Interest in Marriott or any successor thereof.

          (f) Until the first day after the Restricted Period, Marriott (or any successor thereof) shall not (i) solicit any Person to make a tender offer for the Equity Securities of Marriott or any successor thereof, (ii) participate in or support any unsolicited tender offer for the Equity Securities of Marriott or any successor thereof, or (iii) approve any proposed business combination or any transaction which, in each case, results in any Persons acquiring an interest in Marriott or any successor thereof such that such Persons own a Fifty Percent or Greater Interest in Marriott or any successor thereof.

          Section 5.05  Joint Covenants.
                        ---------------

          (a) Any of the provisions of Section 5.02(b) and (c), and Section 5.04(b), (c), (d), (e) and (f) shall be waived with respect to any particular transaction or transactions if Spinco or Marriott has obtained (i) a ruling from the IRS, in form and substance reasonably satisfactory to the other party hereto, to the effect that such proposed transaction will not adversely affect the Tax-Free Status of the Distribution, or (ii) an opinion of counsel, which opinion and counsel shall be reasonably satisfactory to the other party hereto, that to effect the proposed transaction will not adversely affect the Tax-Free Status of the Distribution. Waiver with respect to one transaction or group of transactions shall not constitute a waiver with respect to any other transaction.

          (b) Until the first day after the Restricted Period, Marriott, Sodexho and Spinco, as the case may be, will provide written notice to the other party hereto of any action described in Section 5.02 or Section 5.04 hereof, without regard to the exceptions thereto, within a period of time sufficient to enable the other party to seek a Subsequent Ruling or opinion of counsel, or to prepare and seek injunctive relief in a court of competent jurisdiction. Each such notice shall set forth the terms and conditions of the proposed transaction, including the nature of any related action proposed to be taken by the board of directors of Marriott or Spinco, as the case may be, the approximate number of Equity Securities (if any) proposed to be sold or otherwise issued, the approximate value of any assets (or assets of any Affiliates) proposed to be transferred, and the proposed timetable for such transaction, all with sufficient particularity to enable the other party to prepare and seek such Subsequent Ruling or opinion of counsel, or seek such injunctive relief. Promptly, but in any event within 30 days, after the other party receives such written notice from the party seeking to effect the transaction, the party receiving notice shall notify Marriott or Spinco, as the case may be, in writing of any intent to seek a Subsequent Ruling or opinion of counsel. In the event a party intends to seek a Subsequent Ruling, such party must notify the other party of the proposed date for the initial submission thereof, which date shall not be more than 60 days after so notifying Marriott or Spinco of its intent to seek such Subsequent Ruling, provided that such 30-day period (from the preceding sentence) or 60-day period, as the case may be, shall be appropriately extended for any period of noncompliance by Marriott or Spinco with this Section.

          (c) Each party hereto shall cooperate with the other party in connection with a party's request for a Subsequent Ruling or opinion of counsel. Such cooperation shall include providing any information and/or representations reasonably requested to enable a party to obtain and maintain any Subsequent Ruling or opinion of counsel. From and after any Representation Date until the first day after the two-year anniversary of the date that a party receives the correlative Subsequent Ruling or opinion of counsel, the parties hereto shall not take (nor refrain from taking) any action that would have caused a representation given in connection with any such Subsequent Ruling or opinion of counsel to have been untrue as of the relevant Representation Date, had such party intended to take (or refrain from taking) such action on the relevant Representation Date.

          Section 5.06  Indemnification Relating to the Distribution.
                        --------------------------------------------

          (a) Spinco agrees to indemnify, defend and hold harmless the MMS Indemnitees from and against any costs or expenses (including Taxes and lawyers' and accountants' fees) resulting from (i) a breach by Spinco of any representation or covenant hereof; or (ii) the loss of Tax-Free Status by reason of the acquisition by any Person or Persons of a direct or indirect interest in Spinco or any successor thereof such that such Person owns or Persons own a Fifty Percent or Greater Interest in Spinco or any successor thereof.

          (b) Marriott and Sodexho agree to indemnify, defend and hold harmless the Spinco Indemnitees from and against any costs or expenses (including Taxes and lawyers' and accountants' fees) resulting from (i) a breach by Marriott or Sodexho of any representation or covenant hereof, or (ii) the loss of Tax-Free Status by reason of the acquisition by any Person or Persons of a direct or indirect interest in Marriott or any successor thereof such that such Person owns or Persons own a Fifty Percent or Greater Interest in Marriott or any successor thereof.

          Section 5.07  Changes Resulting from Tax Ruling Process.  To the
                        ------------------------------------------
extent the IRS requires the parties to change the transactions undertaken in connection with the Distribution or acquisition of ICC, or to change the rights and obligations of the parties respecting the Distribution or acquisition of ICC, in order for the parties to obtain the Tax Ruling, or the IRS requires representations or covenants from the parties that are not contained in this
Article 5 (and such representations or covenants are material), and the parties hereto agree to any such changes pursuant to Section 6.12 of the Merger Agreement, the parties hereto agree to amend this Agreement and revise the representations and covenants of this Article V to reflect such changes.

          Section 5.08  Injunction.  The parties hereto agree that the payment
                        ----------
of monetary compensation would not be an adequate remedy to a breach of the obligations contained in Section 5.02(a) and (c) and Section 5.04(a), (c), (d),
(e) and (f) hereof, and each party consents to the issuance and entry of an injunction to prevent a breach of the obligations contained in those Sections; provided, however, that the foregoing shall be without prejudice to and shall
--------  -------
not constitute a waiver of any other remedy either party may be entitled to at law or at equity hereunder.

          Section 5.09  Procedures Regarding Transfer Restriction
                        -----------------------------------------

     (a) Marriott shall not knowingly give effect on its books to any purported transfer of shares of Marriott's common stock in violation of Article 7 of Marriott's Certificate of Incorporation.

     (b) Marriott shall give its transfer agent stop-transfer instructions with respect to any proposed transfers of Marriott's common stock by Sodexho that would be in violation of

Article 7 of Marriott's Certificate of Incorporation or the Stockholder Agreement dated as of the date hereof between Marriott and Sodexho.

     (c) In the event that the Board of Directors of Marriott is provided with an opinion of counsel pursuant to Section 6 of Article 7 of Marriott's Certificate of Incorporation, Marriott shall provide a copy of such opinion to Spinco. Within seven days of receipt of such opinion, Spinco shall provide written notice to Marriott as to whether such opinion is satisfactory to Spinco in its reasonable discretion in accordance with the terms of such Section 6 of
Article 7.


                                   ARTICLE I

                                 MISCELLANEOUS
                                 -------------

          Section 6.01  Expenses.  Except as otherwise expressly provided in
                        --------
this Agreement or in the Distribution Agreement, each party shall bear any and all expenses that arise from their respective obligations under this Agreement.

          Section 6.02  Amendment.  This Agreement may not be amended except by
                        ---------
an agreement in writing, signed by the parties hereto. Anything in this Agreement or the Distribution Agreement to the contrary notwithstanding, in the event and to the extent that there shall be a conflict between the provisions of this Agreement and the Distribution Agreement, the provisions of this Agreement shall control.

          Section 6.03  Notices.  All notices and other communications
                        -------
hereunder, excepting those notices provided for in Sections 4.02 and 4.03 hereunder, shall be in writing and shall be delivered by hand including overnight business courier or mailed by registered or certified mail (return receipt requested) to the parties at the following addresses (or at such other addresses for a party as shall be specified by like notice) and shall be deemed given on the date on which such notice is received:

          To Spinco or any member of the Spinco Group:

          New Marriott MI, Inc.
          10400 Fernwood Road
          Bethesda, Maryland  20817
          Attention:  Senior Vice President-Taxes

          With a copy to:

          O'Melveny & Myers LLP
          555 13th Street, NW
          Suite 500 West
          Washington, DC 20004
          Attention:  Jeffrey J. Rosen

          To Sodexho, Marriott or any member of the MMS Group:

          Sodexho Marriott Services, Inc.
          10400 Fernwood Road
          Bethesda, Maryland 20817
          Attention:  Chief Financial Officer

          With a copy to:

          Davis Polk & Wardwell
          450 Lexington Avenue
          New York, New York  10017
          Attention:  Paul R. Kingsley

          Section 6.04  Resolution of Disputes. Any disputes between the parties
                        ----------------------
with respect to this Agreement shall be resolved by a "Big Six" public accounting firm or a law firm satisfactory to Spinco and Marriott, whose fees and expenses shall be shared equally by Spinco and Marriott.

          Section 6.05  Application to Present and Future Subsidiaries.  This
                        ----------------------------------------------
Agreement is being entered into by Spinco and Marriott on behalf of themselves and each member of the Spinco Group and MMS Group, respectively. This Agreement shall constitute a direct obligation of each such member and shall be deemed to have been readopted and affirmed on behalf of any corporation which becomes a member of the Spinco Group or MMS Group in the future. Spinco and Marriott hereby guarantee the performance of all actions, agreements and obligations provided for under this Agreement of each member of the Spinco Group and the MMS Group, respectively. Spinco and Marriott shall, upon the written request of the other, cause any of their respective group members formally to execute this Agreement. This Agreement shall be binding upon, and shall inure to the benefit of, the successors, assigns and persons controlling any of the corporations bound hereby for so long as such successors, assigns or controlling persons are members of the Spinco Group or the MMS Group or their successors and assigns.

          Section 6.06  Term.  This Agreement shall commence on the date of
                        ----
execution indicated below and shall continue in effect until otherwise agreed to in writing by Spinco and Marriott, or their successors.

          Section 6.07  Legal Enforceability.  Any provision of this Agreement
                        --------------------
which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof. Any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. Without prejudice to any rights or remedies otherwise available to any party hereto, each party hereto acknowledges that damages would be an inadequate remedy for any breach of the provisions of this Agreement and agrees that the obligations of the parties hereunder shall be specifically enforceable.

          Section 6.08  Governing Law.  This Agreement shall be governed by the
                        -------------
laws of the State of New York.

          IN WITNESS WHEREOF, the parties have executed this Agreement as of the date above first written.

                              MARRIOTT INTERNATIONAL, INC.


                              By: /s/ LAWRENCE E. HYATT
                                 ----------------------------------
                                 Name:  Lawrence E. Hyatt
                                 Title: Vice President


                              NEW MARRIOTT MI, INC.


                              By: /s/ RAYMOND G. MURPHY
                                 ----------------------------------
                                 Name:  Raymond G. Murphy
                                 Title: Vice President and Treasurer


                              SODEXHO ALLIANCE S.A.


                              By: /s/ BERNARD CARTON
                                 ----------------------------------
                                 Name:  Bernard Carton
                                 Title: Senior Vice President and
                                        Chief Financial Officer


                                      S-1